UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

Table Trac, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-32987	88-0336568
(State of Incorporation)	(Commission file number)	(IRS Employer Identification Number)

6101 Baker Road, Suite 206,
Minnetonka, Minnesota 55345
(Address of principal executive offices) (Zip Code)

(952) 548-8877
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in the Company’s March 31, 2021 press release (the “Earnings Release”), after discussion with Boulay PLLP, the Company’s independent registered public accounting firm (“Boulay”), the Company’s management reevaluated its accounting treatment for the following items:

●

The costs of delivered systems related to customer contracts whereby it was determined not probable that we would collect substantially all of the consideration to which we were entitled to from the contract were previously deferred and amortized over the contract life. The Company determined these costs are not eligible for deferral and accordingly, these costs are now reflected as an expense when the customer obtains control of the related deliverables.

●

Certain customer contracts with extended payment terms were previously determined to not qualify as a contract for accounting purposes based on an assessment of collectability performed at contract inception. The Company determined it was improperly performing the assessment of collectability of customer contracts in accordance with the revenue recognition accounting guidance under Topic 606. In addition, the Company determined that it had improperly recorded accounts receivable and deferred revenue related to these contracts. Management’s reassessment of collectability at both contract inception and on an ongoing basis resulted in the determination that more contracts met the criteria for collectability at contract inception an on an ongoing basis than previously determined, resulting in adjustments to revenue, accounts receivable and deferred revenue to correct these misstatements.

The change in assessment of certain customers contracts in each period resulted in no impact on cash as a result of these misstatements, and as such, the statement of cash flows for the corresponding adjustments reflects an adjustment to net income and to the balance sheet items, resulting in no change to cash flows from operations for all periods impacted.

On March 26, 2021, after discussion with Boulay, the Company’s management and the Audit Committee concluded that it is appropriate to correct such errors in its previously issued (i) audited financial statements as of and for the year ended December 31, 2019, (ii) unaudited condensed statements of operations for the three months ended March 31, 2020, and the three-month and year-to-date periods ended June 30, 2020 and September 30, 2020, and (iii) unaudited condensed balance sheets as of March 31, 2020, June 30, 2020 and September 30, 2020 (collectively the “Relevant Periods”) by restating such audited and unaudited condensed financial information because the errors were material to the financial information for each of the Relevant Periods. Considering such restatements, such audited and unaudited consolidated financial statements should no longer be relied upon.

The Company included the restated audited financial statements and the impacted financial statement line items for the unaudited interim condensed financial statements for the Relevant Periods in its recently filed Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 31, 2021.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Boulay PLLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABLE TRAC, INC.:
(Registrant)

By:	/s/ Randy Gilbert
Randy Gilbert, Chief Financial Officer

Dated: April 1, 2021